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                                                                    EXHIBIT 99.1

                                                            NEWS RELEASE
                                                  CONTACT:  Michael J. McCann
                                                            CFO and Treasurer
                                                            (337) 235-2452



FOR IMMEDIATE RELEASE

PETROLEUM HELICOPTERS, INC. ANNOUNCES RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003

--------------------------------------------------------------------------------

LAFAYETTE, LA -- November 14, 2003 -- Petroleum Helicopters, Inc. (PHI) today reported net earnings of $0.06 million ($0.01 per diluted share) on operating revenues of $69.6 million for the quarter ended September 30, 2003. For the same period of 2002, the Company reported net earnings of $3.3 million ($0.61 per diluted share) on operating revenues of $69.7 million. For the quarter ended September 30, 2003, there was a decrease in flight hour activity in the Domestic Oil and Gas segment due to a decrease in activity in the Gulf of Mexico as compared to the same period prior year. Included in the results for the quarter were pre-tax severance charges ($2.1 million) related to a reduction in the work force, and additional insurance premium cost for the quarter ($2.0 million).

For the nine months ended September 30, 2003, net earnings were $1.4 million ($0.25 per diluted share) on operating revenues of $200.6 million. This compares to net earnings of $6.9 million ($1.27 per diluted share) on operating revenues of $209.0 million for the same nine-month period in 2002.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, air medical programs and third-party maintenance business. PHI Common Stock is traded on The Nasdaq SmallCap Market (symbols PHEL and PHELK).


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Petroleum Helicopters, Inc. released the following earnings figures for the third quarter and nine months ended September 30, 2003.


                                                     QUARTER ENDED            NINE MONTHS ENDED
                                                     SEPTEMBER 30,              SEPTEMBER 30,
                                                -----------------------    -----------------------
                                                   2003         2002          2003         2002
                                                ----------   ----------    ----------   ----------

Operating revenues                              $   69,640   $   69,663    $  200,586   $  208,978
Gain on disposition of property
    and equipment                                      273          (29)        1,711          819
Other                                                  165          159           553        1,251
                                                ----------   ----------    ----------   ----------
                                                    70,078       69,793       202,830      211,048
                                                ----------   ----------    ----------   ----------

Expenses:
    Direct expenses                                 59,952       55,244       170,758      173,165
    Selling, general, and
        administrative expenses                      5,048        4,035        14,786       14,067
     Interest expense                                4,984        4,995        14,972       12,286
                                                ----------   ----------    ----------   ----------
                                                    69,984       64,274       200,516      199,518
                                                ----------   ----------    ----------   ----------

Earnings before income taxes                            94        5,519         2,314       11,530

Income taxes                                            38        2,209           925        4,612
                                                ----------   ----------    ----------   ----------

Net earnings                                    $       56   $    3,310    $    1,389   $    6,918
                                                ==========   ==========    ==========   ==========

Weighted average common shares outstanding:
    Basic                                            5,383        5,362         5,383        5,320
    Diluted                                          5,486        5,461         5,476        5,427

Net earnings per common share:
    Basic                                       $     0.01   $     0.62    $     0.26   $     1.30
    Diluted                                     $     0.01   $     0.61    $     0.25   $     1.27


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